EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-212639) of Strategic Storage Trust IV, Inc. of our report dated July 13, 2016 with respect to the consolidated balance sheet of Strategic Storage Trust IV, Inc. and Subsidiaries as of June 17, 2016. We also consent to the reference to our firm under the caption “Experts.”

/s/  CohnReznick LLP

Los Angeles, California

December 5, 2016